UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019 (February 2, 2019)

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, SeaWorld Entertainment, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Gustavo Antorcha to serve as Chief Executive Officer (“CEO”) of the Company. In addition, the Board increased the size of the Board from eight to nine directors and elected Mr. Antorcha to serve as a director of the Company. Mr. Antorcha is expected to assume his CEO role and director role, in each case, effective on February 18, 2019. In connection with the appointment of Mr. Antorcha as CEO, the Board appointed John T. Reilly, who will step down from the position of Interim CEO, to serve as Chief Operating Officer (“COO”) of the Company, effective at such time.

Mr. Antorcha, 44, joins the Company from Carnival Cruise Lines, a subsidiary of Carnival Corporation & PLC, the world’s largest leisure travel company, where he most recently served as Chief Operating Officer. Mr. Antorcha joined Carnival Cruise Lines in 2010 as Senior Vice President Guest Commerce and also served as Senior Vice President Hotel Operations. Prior to Carnival Cruise Lines, Mr. Antorcha was a Partner and Managing Director of The Boston Consulting Group, a global management consulting firm he joined in 1996. Mr. Antorcha received a Master of Business Administration degree from Stanford University and a Bachelor of Arts degree in economics from Duke University.

CEO Employment Agreement

The Company entered into an Employment Agreement with Mr. Antorcha, dated February 4, 2019 (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewal of the employment term for successive one-year periods thereafter. During the employment term, Mr. Antorcha will serve as CEO of the Company and is entitled to: (i) an annual base salary of $600,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”) from time to time; provided that no decrease may be made without Mr. Antorcha’s consent; and (ii) an annual bonus opportunity with a target amount equal to 150% of his base salary (which, for fiscal year 2019, will be pro-rated), with 50% payable in cash and 50% payable in stock and otherwise consistent with the terms and conditions of the Company’s annual bonus plan. In addition, at the time the Company makes its annual long-term incentive grants for 2019, Mr. Antorcha will receive (i) a one-time grant of options in respect of a number of shares of the Company’s common stock equal to $3,000,000 divided by the 30-day volume-weighted average price of the Company’s common stock on the date (the “Commencement Date”) Mr. Antorcha’s employment with the Company commences and an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant (the “Sign-On Option Grant”) which will vest on the earlier of the third anniversary of the date of grant, the vesting date of the Sign-On PSU Grant (as defined below) and a change in control, (ii) a one-time grant of restricted stock units with a value on the Commencement Date (using the 30-day volume-weighted average price of the Company’s common stock) equal to $1,000,000 (the “Sign-On RSU Grant”) which will vest in three equal annual installments over the first three anniversaries of the date of grant; (iii) a one-time grant of performance stock units with a value on the Commencement Date (using the 30-day volume-weighted average price of the Company’s common stock) equal to $7,500,000 (the “Sign-On PSU Grant”) which will vest subject to the achievement of certain performance goals to be determined by the Compensation Committee, subject to Mr. Antorcha’s continued employment by the Company on the date of the applicable final determination. Pursuant to the Employment Agreement, Mr. Antorcha will not be entitled to receive annual long-term equity incentive awards until the earlier of the beginning fiscal year 2022 or the date the first tranche of the Sign-On PSU Grant vests. The Company will also reimburse Mr. Antorcha for up to $20,000 in reasonable relocation expenses, up to $20,000 in reasonable attorney’s fees incurred in the negotiation of the Employment Agreement and for reasonable business expenses.

In the event of a termination of Mr. Antorcha’s employment by the Company without “cause” (as defined in the Employment Agreement) or by him for “good reason” (as defined in the Employment Agreement), subject to his execution of a general release of claims in favor of the Company, he would be entitled to receive: (w) a lump sum cash payment equal to two times the sum of (A) his base salary and (B) the greater of the annual bonus earned in respect of the year prior to the fiscal year of termination (not to exceed the target annual bonus amount) and the threshold annual bonus amount, (x) full accelerated vesting of the Sign-On RSU Grant, (y) if such termination occurs in the second half of the fiscal year in which the Company achieves the applicable performance condition, vesting of a pro-rata portion of the Sign-On PSU Grant, and (z) subject to his election of COBRA continuation coverage, for a period of two years following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage. If Mr. Antorcha’s employment is terminated as a result of his death or “disability” (as defined in the Employment Agreement), he would be entitled to receive a pro-rated portion of the annual bonus in respect of the year in which his termination occurs.

Pursuant to the terms of the Employment Agreement, Mr. Antorcha is subject to non-competition and non-solicitation covenants that apply during his employment and for a period of two years following the date he ceases to be employed by the Company. Mr. Antorcha is also subject to an indefinite confidentiality covenant and an indefinite non-disparagement covenant.

The foregoing description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There are no arrangements or understandings between Mr. Antorcha and any other persons pursuant to which he was elected to serve as a director or an executive officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of John T. Reilly as Chief Operating Officer

On February 5, 2019, the Company also announced that the Board appointed John T. Reilly to serve as COO of the Company, effective February 18, 2019. Mr. Reilly, 50, most recently served as the Company’s Interim Chief Executive Officer, a position he was appointed to in February 2018, and had served as the Company’s Chief Parks Operations Officer since April 2016. Prior to that, Mr. Reilly served as Park President of SeaWorld San Diego from 2010 until April 2016 and Park President of Busch Gardens Williamsburg from 2008 to 2010. Mr. Reilly serves on the board of trustees of the Hubbs-SeaWorld Research Institute and holds a Bachelor of Arts degree from The College of William & Mary.

The terms of Mr. Reilly’s compensation as COO have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K once such terms have been determined.

Yoshikazu Maruyama to Resume his Role as Non-Executive Chairman of the Board

On February 5, 2019, the Company also announced that Yoshikazu Maruyama would resume his role as non-executive Chairman of the Board, effective February 18, 2019. As previously disclosed, Mr. Maruyama was appointed to serve as Executive Chairman of the Board beginning on February 26, 2018 and until the appointment of a Chief Executive Officer of the Company on a permanent basis.

Item 7.01 Regulation FD Disclosure.

On February 5, 2019, the Company issued a press release to announce the appointment of Mr. Antorcha as CEO of the Company and of Mr. Reilly as COO of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated February 4, 2019, between SeaWorld Entertainment, Inc. and Gustavo Antorcha
99.1	Press Release of SeaWorld Entertainment, Inc., dated February 5, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: February 5, 2019	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary